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23           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM






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                                                                      EXHIBIT 23




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2006 with respect to the financial statements of Newport Federal Savings Bank as of December 31, 2005 and 2004 and for each of the years in the three-year period ended December 31, 2005, appearing in the Prospectus, which is part of the Registration Statement on Form S-8.

/s/ Wolf & Company, P.C.
------------------------
Boston, Massachusetts
July 6, 2006